EXHIBIT 99.1

NEWS RELEASE

June 23, 2006
Torrance, California

Summa Industries Announces 3rd Quarter Earnings

Summa Industries (NasdaqNM:SUMX) reports net income from continuing operations of $927,000, or $.23 per common share, on sales of $30,407,000 for the three months ended May 31, 2006, versus $883,000, or $.22 per common share, on sales of $28,808,000 for the three months ended May 31, 2005.

	Three months ended May 31		Nine months ended May 31
	2006	2005	2006	2005
Sales	$30,407,000	$28,808,000	$85,657,000	$80,982,000
Income from continuing operations	$927,000	$883,000	$2,681,000	$2,435,000
Net (loss) from discontinued operations	—	$(375,000)	$(405,000)	$(1,041,000)
Net income	$927,000	$508,000	$2,276,000	$1,394,000
Diluted earnings per share:
Continuing operations	$0.23	$0.22	$0.68	$0.60
Discontinued operations	—	$(0.09)	$(0.10)	$(0.26)
Net income	$0.23	$0.13	$0.58	$0.34

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Friday, June 23, 2006. The call-in number is 877-407-0782 (Toll Free) or 201-689-8567. The conference call will also be simulcast and archived at www.vcall.com/IC/CEPage.asp?ID=105579.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079;
jim@summaindustries.com or visit www.summaindustries.com.

Summa Industries
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	May 31, 2005	August 31, 2005	May 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,027,000	$1,233,000	$1,680,000
Accounts receivable	18,761,000	16,919,000	18,736,000
Inventories	15,638,000	12,665,000	16,029,000
Prepaid expenses and other	3,895,000	3,471,000	3,350,000
Assets held for sale	—	3,641,000	—
Total current assets	39,321,000	37,929,000	39,795,000
Property, plant and equipment, net	32,227,000	29,213,000	24,920,000
Goodwill and other assets, net	10,894,000	10,435,000	10,800,000
Assets held for sale	—	2,458,000	1,961,000
Total assets	$82,442,000	$80,035,000	$77,476,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,909,000	$8,731,000	$9,928,000
Accrued liabilities	5,429,000	5,774,000	7,362,000
Current maturities of long-term debt	4,178,000	3,069,000	2,783,000
Bank line of credit	—	—	12,282,000
Liabilities held for sale	—	1,280,000	—
Total current liabilities	19,516,000	18,854,000	32,355,000
Long-term debt, net of current maturities	29,157,000	27,520,000	9,902,000
Other long-term liabilities	2,448,000	2,441,000	3,128,000
Minority interest in subsidiary	155,000	132,000	91,000
Total stockholders’ equity	31,166,000	31,088,000	32,000,000
Total liabilities and stockholders’ equity	$82,442,000	$80,035,000	$77,476,000

Summa Industries
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three months ended May 31		Nine months ended May 31
	2005	2006	2005	2006
Net sales	$28,808,000	$30,407,000	$80,982,000	$85,657,000
Cost of sales	22,178,000	23,217,000	61,968,000	65,128,000
Gross profit	6,630,000	7,190,000	19,014,000	20,529,000
Selling, general, administrative and other expenses	4,888,000	5,200,000	14,243,000	15,092,000
(Gain) on sale of real estate	—	—	(43,000)	(205,000)
Operating income	1,742,000	1,990,000	4,814,000	5,642,000
Interest expense	407,000	534,000	1,124,000	1,506,000
Income from continuing operations before income taxes and minority interest	1,335,000	1,456,000	3,690,000	4,136,000
Provision for income taxes	469,000	533,000	1,305,000	1,496,000
Income from continuing operations before minority interest	866,000	923,000	2,385,000	2,640,000
Minority interest in net loss of subsidiary	17,000	4,000	50,000	41,000
Income from continuing operations	883,000	927,000	2,435,000	2,681,000
(Loss) from discontinued operations, net of tax benefit of $191,000, $—, $532,000 and $208,000	(375,000)	—	(1,041,000)	(405,000)
Net income	$508,000	$927,000	$1,394,000	$2,276,000
Earnings (loss) per common share:
Basic
Continuing operations	$0.22	$0.24	$0.61	$0.68
Discontinued operations	($0.09)	—	($0.26)	($0.10)
Net income	$0.13	$0.24	$0.35	$0.58
Diluted
Continuing operations	$0.22	$0.23	$0.60	$0.68
Discontinued operations	$(0.09)	—	$(0.26)	$(0.10)
Net income	$0.13	$0.23	$0.34	$0.58
Weighted average common shares outstanding:
Basic	3,984,000	3,895,000	3,990,000	3,905,000
Diluted	4,038,000	3,963,000	4,060,000	3,950,000